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                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT, dated as of April 29, 1996, by and between Windy Hill Pet Food Company, Inc. (the "Company"), a Delaware corporation, and Vaughn R. Oakley (the "Employee").

                              W I T N E S S E T H:

            WHEREAS, the Employee and Windy Hill Pet Food Company, L.L.C., a Delaware limited liability company ("Windy Hill LLC"), are parties to that certain employment agreement dated May 8, 1995 (the "Former Employment Agreement");

            WHEREAS, Windy Hill LLC has transferred all of its assets and liabilities to the Company through its parent, Windy Hill Pet Food Holdings, Inc., a Delaware corporation;

            WHEREAS, from the date hereof, the Company will transact the business formerly transacted by Windy Hill LLC;

            WHEREAS, the Company desires to employ the Employee on the same terms and conditions as he was employed by Windy Hill LLC; and

            WHEREAS, the parties desire to terminate the Former Employment Agreement and enter into this Agreement upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1. Termination of Former Employment Agreement. The Former Employment Agreement is hereby terminated in its entirety and shall no longer be of any force or effect.

            2. Employment. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment with the Company in the capacities hereinafter set forth.

            3. Term of Employment. (a) The initial term of this Agreement shall commence on the date hereof (the "Commencement Date") and shall continue in effect through May 1, 1998; provided, however, that (i) commencing on the first anniversary of the Commencement Date and each anniversary thereafter (subject to clause (ii) of this Section 3(a)), the term of this Agreement shall automatically be extended for one additional year so that such term ends two years after any such anniversary unless, not later than 30 days prior
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to such automatic extension date, the Company or the Employee shall have given notice that such party does not wish to extend the term of this Agreement; and
(ii) if a Change of Control of the Company shall occur during the initial or extended term of this Agreement, the term of this Agreement shall automatically be extended to the date that is two years after the date such Change of Control occurs and the automatic extension set forth in clause (i) of this Section 3(a) shall be of no further force and effect.

            (b) A "Change of Control" of the Company shall mean (i) the sale, exchange or other disposition of more than 50% of the shares of capital stock of the Company to or with a person or entity (other than the Company or an affiliate of the Company), (ii) the sale of all or substantially all of the assets of the Company to a person or entity (other than an affiliate of the Company), or (iii) the merger, consolidation or other business combination of the Company with or into another entity not controlled by the Company or an affiliate of the Company.

            4. Duties; Extent of Services.

                  (a) Duties. During the term of this Agreement, as extended in accordance herewith (the "Term"), the Employee shall serve in such executive capacity as may be reasonably designated by the board of member managers of the Company (the "Board"), initially as Vice President, Sales of the Company and shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by a person in such position in the business in which the Company is engaged. The Employee shall report to and carry out the lawful directions of the Board.

                  (b) Extent of Services. Except for illness and permitted vacation periods, during the Term the Employee shall (i) devote his full time and attention during normal business hours to the businesses of the Company and its subsidiaries; (ii) use his best efforts to promote the interests of the Company and its subsidiaries; (iii) discharge such executive and administrative duties not inconsistent with his position as may be assigned to him by the Board; and (iv) serve, without additional compensation, as a director or officer of any subsidiary of the Company if elected as such.

            5. Compensation.

                  (a) Base Salary. In consideration of the services rendered by the Employee hereunder and provided that the Employee has substantially performed all of his obligations provided for herein, the Company will pay to the Employee a base salary (the "Base Salary") at the rate of $130,000 per year during the Term. The Board may in its discretion increase, but not decrease, the Base Salary. The Base Salary shall be paid in accordance with the Company's normal payroll practice.


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                  (b) Bonus. The Employee shall be eligible to be paid a bonus pursuant to the terms and conditions of any bonus policy of the Company then in effect and applicable to the Employee.

            6. Other Employee Benefits. During the Term, the Employee shall be entitled (i) to vacation time in accordance with the Company's policy from time to time in effect; (ii) to participate in all employee insurance and other fringe benefit programs, including, without limitation, life, health, dental and accident insurance plans and long term disability now or hereafter maintained by the Company for senior executive or other salaried personnel for which the Employee is eligible; and (iii) to participate in a pension plan with terms similar to those applicable to executives of the Company.

            7. Termination Provisions.

                  (a) Termination for Cause. The Board may terminate the Employee's employment hereunder for Cause, as hereinafter defined, immediately upon written notice to the Employee. For purposes of this Agreement, "Cause" shall mean (A) dishonesty of the Employee detrimental to the best interests of either the Company or any of its subsidiaries or affiliates or conviction of the Employee of a crime which constitutes a felony, (B) any material act or omission by the Employee during the Term involving willful malfeasance or gross negligence in the performance of his duties hereunder, or (C) repeated failure of the Employee to follow the reasonable instructions of the Board (other than inattention or neglect resulting from illness or disability of the Employee) which inattention and neglect does not cease within fifteen days after written notice thereof specifying the details of such conduct is given by the Board to the Employee. During the Term the Employee shall be entitled to only one such notice and right to cure for any single act or event. If the Employee's employment is terminated for Cause, the Employee shall be entitled to receive only the unpaid portion of the Base Salary then in effect which has accrued to the date of termination.

                  (b) Termination By Reason of Permanent Disability. If at any time during the Term the Board reasonably determines that the Employee has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for a period of four consecutive months or for an aggregate of more than six months in any twelve month period (a "Permanent Disability"), the Employee's employment hereunder may be terminated by the Board upon thirty days' written notice to the Employee. If the Employee's employment is terminated by reason of Permanent Disability, the Employee shall be entitled to receive only the unpaid portion of the Base Salary then in effect which has accrued to the date of termination.


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                  (c) Termination By Reason of Death. The Employee's employment hereunder shall automatically terminate on the date of his death. If the Employee's employment is so terminated by his death, the Company shall pay to the Employee's estate a lump sum amount equal to the unpaid portion of the Base Salary then in effect through the end of the month in which his death occurs. Such amount shall be paid within thirty days after the date of his death if a personal representative has been appointed by the end of such thirty day period or, if a personal representative has not been appointed by the end of such thirty day period, promptly after a personal representative has been appointed.

                  (d) Other Termination Provisions. The Board may terminate the Employee's employment hereunder at any time for any reason without Cause in which case the Employee shall remain entitled to receive all compensation hereunder until the earlier of the end of the current two year term or his earlier Permanent Disability or death. Notwithstanding the foregoing, in the event the Board (or the Board or similar body of any successor or assign of the Company) terminates the Employee's employment without Cause within two years after a Change of Control, any compensation by way of salary or cash bonuses received by the Employee from any person, business or entity with respect to full or part-time employment for the period from the date of such termination to the second anniversary of such Change of Control shall reduce, on a dollar-for-dollar basis, any obligation of the Company (or its successors or assigns) to pay to Employee any Base Salary or cash bonus hereunder with respect to such period.

            8. Covenants of the Employee.

                  (a) Non-Competition. Except with respect to a termination described in Section 7(d) hereof or for a termination resulting from a notice given by the Company under Section 3(a)(i) hereof, until the first anniversary of the date of the termination of the Employee's employment hereunder, the Employee shall not, directly or indirectly, be associated with any entity which competes with the Company and whose primary business is, or personally engage in, the same or similar line of business of the Company, whether as a director, officer, employee, agent, consultant, partner, owner, independent contractor or otherwise.

                  (b) Non-Solicitation of Employees of the Employer. Until the first anniversary of the date of such termination, the Employee shall not, and shall cause each business or entity with which he shall become associated in any capacity not to, solicit for employment or employ any person who is then, or who was at any time after the date four months prior to the date of such termination, employed in a professional or managerial position by the Company, its subsidiaries or affiliates.


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                  (c) Confidentiality. The Employee agrees and acknowledges that the Confidential Information of the Company and its subsidiaries and affiliates, as hereinafter defined, is valuable, special and unique to their business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company and its subsidiaries and affiliates. Based on the foregoing, the Employee agrees to undertake the following obligations with respect to such Confidential Information:

                  (i) the Employee agrees to keep any and all Confidential
            Information in trust for the use and benefit of the Company and its subsidiaries and affiliates;

                  (ii) the Employee agrees that, except as required by
            applicable law or as authorized in writing by the Board, he will not at any time during or after the termination of his employment hereunder, disclose, directly or indirectly, any Confidential Information of the Company or any of subsidiaries or affiliates;

                  (iii) the Employee agrees to take all reasonable steps
            necessary, or reasonably requested by the Company, to ensure that all Confidential Information is kept confidential for the use and benefit of the Company and subsidiaries and affiliates; and

                  (iv) the Employee agrees that, upon termination of his
            employment hereunder or at any other time the Company, may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in his possession or under his control. The Employee further agrees that, if requested by the Company, to return any Confidential Information pursuant to this subparagraph (iv), he will not make or retain any copy or extract from such materials.

            For purposes of paragraph (c) of this Section 8, "Confidential Information" means any and all information developed by or for the Company or any of its subsidiaries or affiliates of which the Employee gains or has acquired knowledge during or prior to the Term by reason of his employment with the Company that is (A) not generally known in any industry in which the Company or any of its subsidiaries or affiliates is or may become engaged or (B) not publicly available. Confidential Information includes, but is not limited to, any and all information developed by or for the Company or any of its subsidiaries or affiliates concerning plans, marketing and sales methods, customer lists, materials, processes, business forms, procedures, devices, plans for development of products, services or expansion into new areas or markets, internal operations, and any trade secrets and


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proprietary information of any type owned by the Company or any of its subsidiaries or affiliates, together with all written, graphic and other materials relating to all or any part of the same.

            9. Successors; Assignment.

                  (a) The Company. The Company may assign any of its rights and obligations hereunder, without the written consent of the Employee, in connection with a Change of Control. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

                  (b) The Employee. Neither this Agreement nor any right or interest hereunder may be assigned by the Employee, his beneficiaries, or legal representatives without the prior written consent of the Board; provided, however, that nothing in this Section 9 shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Employee.

            10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand, mailed by first-class registered or certified mail, postage prepaid and return receipt requested, or delivered by overnight courier addressed as follows:

                  (i)   If to the Company:

                        Windy Hill Pet Food Company, Inc.
                        801 Montgomery Street, Suite 400
                        San Francisco, CA  94133
                        Attention:  Chief Executive Officer

                  (ii)  If to the Employee:

                        Vaughn R. Oakley
                        Two Maryland Farms, Suite 301
                        Brentwood, TN 37027

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.


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            11. Governing Law; Expenses.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to the conflicts of law principles thereof.

                  (b) Expenses. All costs and expenses (including attorneys' fees) incurred in connection with any claim, dispute or litigation pertaining to this Agreement shall be paid by the party incurring such expenses.

            12. Entire Agreement. This Agreement contains the entire agreement of the parties and their affiliates relating to the subject matter hereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

            13. Severability. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

            14. Remedies.

                  (a) Injunctive Relief. The Employee acknowledges and agrees that the covenants and obligations of the Employee contained in subsections (a),
(b) and (c) of Section 8 hereof relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore the Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from any such breach.

                  (b) Remedies Cumulative. The Company's rights and remedies under this Section 14 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.


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            15. Withholding Taxes. The Company may deduct any federal, state or local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determine are required to deduct under applicable law.

            16. Amendments, Miscellaneous, etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            17. Counterparts. This Agreement may be executed in one or more counterparts and shall be the valid and binding agreement of the parties when such counterparts have been duly executed and delivered by each party hereto.

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                     WINDY HILL PET FOOD COMPANY, INC.


                                     By: /s/ Robert V. Dale
                                         ------------------------------
                                         Name:  Robert V. Dale
                                         Title: President


                                     /s/ Vaughn R. Oakley
                                     ---------------------------------
                                     VAUGHN R. OAKLEY

With respect to Section 1 only:

WINDY HILL PET FOOD COMPANY, L.L.C.


By: /s/ Robert V. Dale
    --------------------------------
    Name:  Robert V. Dale
    Title: President


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